UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	— Results of Operations and Financial Condition.

On October 13, 2015, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) filed a preliminary prospectus supplement relating to an effective registration statement with the Securities and Exchange Commission on Form S-3 (333-198157) in which the following was set forth:

Recent Developments

For the period from January 1, 2015 through October 12, 2015, the Company completed approximately $645 million of transactions, compared to approximately $510 million in the same period last year. For the quarter ended September 30, 2015, the Company closed approximately $140 million of transactions. Since the end of the quarter, the Company has closed a number of transactions for approximately $50 million.

Based on the Company’s preliminary estimates for the quarter ended September 30, 2015, the Company expects to report core earnings of $0.26 to $0.27 per share, compared to core earnings of $0.22 per share in the same quarter of 2014. Based on the Company’s preliminary estimates for the nine months ended September 30, 2015, the Company expects to report core earnings of $0.78 to $0.79 per share, compared to core earnings of $0.64 per share in the same period of 2014. The Company calculates core earnings as net income (loss) under generally accepted accounting principles in the United States (“U.S. GAAP”), excluding non-cash equity compensation expense, non-cash provision for credit losses, amortization of intangibles, one-time acquisition related costs, if any, and any non-cash tax charges. The Company also makes an adjustment to account for its equity method investment in its wind projects on an effective interest method as described in the Company’s 2014 Form 10-K. In the future, core earnings may also exclude one-time events pursuant to changes in U.S. GAAP and certain other non-cash charges as approved by a majority of the Company’s independent directors.

On September 30, 2015, the Company closed a private placement securitization transaction, pursuant to which HASI SYB Trust 2015-1 (the “Issuer”), the Company’s indirect subsidiary, issued (i) $100,500,000 in aggregate principal amount of 4.283% HASI SYB 2015-1A, Class A Bonds (the “Class A Bonds”), and (ii) $18,112,000 in aggregate principal amount of 5.00% HASI SYB 2015-1B, Class B Bonds (the “Class B Bonds”, and together with the Class A Bonds, the “Bonds”), both with an anticipated repayment date in October 2034. The Class A Bonds rank senior to the Class B Bonds in priority of payment. The Company retained the Class B Bonds. The Bonds represent an advance rate in excess of 85% and will be payable from, and secured by, all assets of the Issuer, including primarily the membership interests in 22 special purpose subsidiaries owning a portfolio of over 75 ground lease and other real property arrangements (collectively the “Land Lease Assets”) relating to utility scale solar and wind projects. These membership interests have been contributed and sold to the Issuer by HA Land Lease Holdings LLC, which is one of the Company’s subsidiaries.

The Bonds will not be insured or guaranteed by the Company or any of its affiliates, or by any other person or entity. The Company has guaranteed the performance of certain of its subsidiaries and the Issuer of their representations and warranties and other obligations under the transaction documents (other than the Issuer’s payment obligations in respect of the Bonds) and indemnify against certain losses from “bad acts” of such entities, defined to mean fraud, failure to disclose a material fact by or on behalf of any such entity in connection with the Bonds, theft or misappropriation, any contravention of a no-petition clause in the transaction documents, a voluntary bankruptcy filing by the Issuer or an unauthorized transfer by any such entity of any Land Lease Asset, any interest therein or any proceeds thereof, in each case up to an aggregate amount not to exceed the outstanding balance of the Bonds plus accrued and unpaid interest with respect to the Bonds (which limitation shall not apply to environmental claims that are covered by the indemnity). The Company will act as servicer for the securitization. The offer and sale of the Bonds was not registered under the Securities Act of 1933.

Based on the Company’s preliminary estimates for the quarter ended September 30, 2015 and including the Class A Bonds described above, its debt to equity ratio (excluding its match funded other nonrecourse debt) at September 30, 2015 was approximately 1.9 to 1. In addition, the Company’s fixed debt (excluding its match funded other nonrecourse debt) was approximately 43% of its fixed and floating debt (excluding its match funded other nonrecourse debt), or the fixed debt percentage, and in the long-term the Company expects to target a fixed debt percentage range of approximately 50% to 70%. As of September 30, 2015, the Company had approximately $378 million outstanding under its existing credit facility.

As previously disclosed in the Company’s 2014 Form 10-K and in its Form 10-Q for the first and second quarters in 2015, its non-investment grade rated commercial obligations as of June 30, 2015 included $13 million out of approximately $58 million in senior secured debt securities in an operating wind project with a long-term power purchase agreement. As the Company also previously disclosed, although all interest and principal payments under these securities have been timely made, the trustee under the indenture for these securities determined that events of default arose under the indenture due to the termination of a tax credit agreement among project participants caused by a change of control in the parent company that owns the project and from the borrower’s failure during separate intervals in 2015 to deliver sufficient funds to fund principal payments or to fund reserves allocated for future principal and interest payments under the indenture. As a result, approximately $1.1 million of the approximately $5.5 million debt service reserve for this project was used to fund the May 2015 principal payment and the Company expects that the borrower will again need to tap the debt service reserve (for an additional estimated $2.0 million) to fund the next payment due under these securities in November of 2015. In connection with the preparation of the Company’s quarterly financial statements for the second quarter of 2015, the Company concluded that these debt securities were not impaired as of June 30, 2015. The Company is in the process of completing its impairment analysis for these debt securities in respect of the third quarter of 2015, and until such analysis is completed the Company will not be able to determine whether the conclusion it reached in the second quarter will be reconfirmed as of September 30, 2015.

These expectations, estimates and updates are subject to change upon completion of the Company’s financial statements for the quarter ended September 30, 2015, including all disclosures required by U.S. GAAP, and any such change could be material. There can be no assurance that the range of the Company’s estimated core earnings and its estimated debt to equity ratio for the quarter ended and as of September 30, 2015 is indicative of what its results are likely to be for the quarter ended and as of September 30, 2015 or in future periods as a result of the completion of its financial closing procedures, final adjustments and other developments arising between now and the time that its financial results for the quarter ended and as of September 30, 2015 are finalized. The estimated financial data included in the prospectus supplement has been prepared by, and is the responsibility of, the Company’s management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, INC.

By:	/s/ Steven L. Chuslo
Name: Title:	Steven L. Chuslo Executive Vice President and General Counsel

Date: October 13, 2015